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                                                                    Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan of Summit Medical Systems, Inc. of our report dated February 15, 1996, with respect to the consolidated financial statements and schedule of Summit Medical Systems, Inc. for the three years ended December 31, 1995, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 23, 1996